Exhibit 3.9

CERTIFICATE OF FORMATION

OF

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

The undersigned, acting as the organizer of a limited liability company under the Delaware Limited Liability Company Act, certifies as follows:

1.	The name of the limited liability company is: Paulsboro Natural Gas Pipeline Company LLC

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful business or activity for which limited liability companies may be organized under the Delaware Limited Liability Company Act.

4.	The company is to be managed by one or more managers as determined by its members pursuant to a Limited Liability Company Agreement adopted by the members of the company. The name and address of the person elected to serve as the initial manager until the first annual meeting of the members, or until his successor(s) shall be elected and qualified, are:

Name:	Address:

William R. Klesse	One Valero Way San Antonio, Texas 78249-1616

5.	This Certificate of Formation shall be effective as of December 15, 2010, at 12:01 a.m.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 13th day of December, 2010, to be effective as of the date set forth above.

ORGANIZER:

/s/ J. Stephen Gilbert
J. Stephen Gilbert

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION

TO A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE

LIMITED LIABILITY COMPANY ACT

AND SECTION 266 OF THE

GENERAL CORPORATION LAW

OF

VALERO NATURAL GAS PIPELINE COMPANY

into

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

1. The name of the corporation is Valero Natural Gas Pipeline Company.

2. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is August 27, 1996.

3. The corporation is being converted into a limited liability company under the laws of the State of Delaware, and the name under which the entity shall be known is: Paulsboro Natural Gas Pipeline Company LLC

4. The conversion has been approved in accordance with Section 18-214 of the Limited Liability Company Act and Section 266 of the General Corporation Law of the State of Delaware.

5. The conversion shall be effective as of December 15, 2010, at 12:01 a.m.

In Witness Whereof, the undersigned has executed this Certificate of Conversion on this 13th day of December, 2010, to be effective as of the date set forth above.

By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Assistant Secretary